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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                             CONTACT: Jim Bauer
                                                           Investor Relations
                                                           (678) 473-2647
                                                           jim.bauer@arrisi.com


                           ARRIS LOWERS GUIDANCE FOR
                              SECOND QUARTER 2003

                    (CONFERENCE CALL DETAILS INCLUDED BELOW)

DULUTH, GA. (JUNE 12, 2003) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced revised second quarter 2003 financial guidance for the following reasons:

         - Voice port sales during the quarter are expected to be sharply lower as customers continue to reduce inventories and shorten ordering lead times to "just in time" purchasing patterns.

         - Certain cable telephony customers have initiated field inventory recovery programs that suppressed expected purchasing activities during the quarter.

         - Certain customers have temporarily delayed cable telephony service launches in new cities that were anticipated to begin this quarter.

         - The Company's largest customer continues to work off excess inventories of cable telephony equipment.

         - Inventory recovery and cash conservation efforts by customers continue, which are anticipated to suppress the normal pattern of higher sales at the end of the quarter.

As a result, the Company now anticipates that revenues for the second quarter will be in the range of $100 million to $105 million with net income (loss) in the range of $(0.30) to $(0.33) per share inclusive of amortization of intangibles. The $(0.30) to $(0.33) loss includes expected charges of approximately $(0.05) per share for actions that the Company is planning to implement to reduce expenses and lower its breakeven point. Earnings per share
(loss) will be $(0.13) to $(0.16), excluding both the amortization of intangibles and charges for expense reduction actions. This revised guidance compares with previously provided guidance of revenues in the range of $130 to $140 million with net income (loss) per share, in the range of $(0.11) to $(0.06) per share, inclusive of amortization of intangibles, or $0.00 to $0.05 per share, excluding the amortization of intangibles. Per share amounts assume approximately 75 million shares outstanding.


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Although the Company will provide detailed financial guidance for the third quarter when second quarter earnings are announced in July, the Company now anticipates that revenues for the third quarter 2003 will be in the range of $105 million to $115 million. Earnings per share for the third quarter will be dependent on product mix and the timing of impacts of actions to be undertaken to reduce breakeven levels and will be discussed in more detail during the July conference call.

"We are clearly disappointed with our sales levels for the first and second quarters as we continue to endure limited visibility on customer spending patterns," said Bob Stanzione, ARRIS President & CEO. "Because our industry is dependent on a relatively few large customers, any disruption or change in their spending patterns during a quarter can have a materially adverse impact on results. In spite of a strong performance by our new DOCSIS1.1 equipment, it appears that disruptions in customer spending primarily for first generation telephony products late in the quarter make it necessary to revise our guidance. Nevertheless, we are increasingly convinced that both our product and market positions are becoming even stronger. We were pleased that throughout the National Cable TV show this week the mood of customers was positive with growing recognition of the market strength and value of next generation high speed data and telephony services. Therefore, I am still optimistic about improvements in industry spending beginning to appear in the second half of this year. My confidence comes from the building momentum in our DOCSIS 1.1 equipment sales as it appears our Cadant C4 CMTS sales will more than double in the second quarter. Also of note is that we continued to ship new HDTs for first generation Cornerstone cable telephony which underlines the continuing viability of future voiceport deployments. In addition, our new Cadant C3 now opens additional opportunities in small to mid-size markets for data and voice applications." Stanzione continued, "Our customers, although currently intensely focused on cash flow and reduced spending, ultimately will need to spur new revenue growth. The high-speed data and telephony businesses and the bundling opportunities that they enable will drive future product sales. However, while current economic conditions continue, we are committed to maintaining our technological edge while at the same time reducing expenses to produce breakeven results before amortization of intangibles."

ARRIS management will conduct a conference call at 8:30 am EDT on Friday June 13, 2003 to discuss this revision of guidance in detail. You may participate in this conference call by dialing 800-475-2151 prior to the start of the call and providing the ARRIS Group name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this release during the period between the 6:30 pm EDT release on June 12th and the completion of the scheduled conference call at 8:30 am EDT on June 13th. A replay of the conference call can be accessed by dialing 877-519-4471 and using PIN#3998320 until end of the day on June 19, 2003.


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ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Certain information and statements contained in this press release constitute forward-looking statements with respect to the financial condition, results of operations, and business of ARRIS. Statements that are based on current expectations, estimates, forecasts, and projections about the markets in which the Company operates and management's beliefs and assumptions regarding these markets are forward-looking statements. The Company cautions that any forward-looking statements made are not guarantees of future performance.

Statements made in this press release, including those related to:

         -        second quarter 2003 revenues and earnings;

         -        revenues for the third quarter 2003

         -        the general market outlook; and

         -        the timing of improvements in industry conditions

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         - projected results for the second and third quarters 2003 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

         - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

         - several of the substantial participants in our industry, including some of our customers, are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences. Additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of


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rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements, whether as a result of new information, future events or otherwise.

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